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                                                               Exhibit 99.(j)(2)

Consent of Independent Registered Public Accounting Firm

The board and shareholders
RiverSource Tax-Exempt Money Market Series, Inc.
   RiverSource Tax-Exempt Money Market Fund

We consent to the use of our report dated February 20, 2007 incorporated by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                        /s/ KPMG LLP
                                        KPMG LLP

Minneapolis, Minnesota
February 27, 2008